UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2011
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.
On April 19, 2011, Brightpoint, Inc. (the “Company”) consummated a strategic investment transaction pursuant to a previously-announced purchase agreement among the Company, two of its subsidiaries, including Miami-based Brightpoint Latin America, Inc. (“Brightpoint Latin America”), Intcomex, Inc. (“Intcomex”) and two of its subsidiaries. Under the terms of the agreement, Brightpoint Latin America invested $15 million, subject to working capital adjustments, and contributed certain of its Latin American operations (excluding certain legacy business in Puerto Rico), in exchange for an approximate 23% equity interest in Intcomex. At the closing of the transaction, Brightpoint Latin America entered into a shareholders agreement with Intcomex and certain of its shareholders. In connection with the transaction, J. Mark Howell, President, Brightpoint Americas, was appointed as a member of the Intcomex board of directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Craig M. Carpenter
	Name:	Craig M. Carpenter
	Title:	Executive Vice President, General Counsel and Secretary

Date: April 25, 2011